Exhibit 99.1
FOR IMMEDIATE RELEASE:
THE TOWN AND COUNTRY TRUST REPORTS SECOND QUARTER 2005 RESULTS
Baltimore, MD, August 2, 2005 – The Town and Country Trust (NYSE:TCT), a multifamily real estate investment trust, today reported results for the quarter and six months ended June 30, 2005. All per share results are reported on a fully diluted basis.
Results for the Quarter Ended June 30, 2005
For the quarter ended June 30, 2005, the Company reported net income of $2.9 million, or $0.17 per share, versus a net loss of $2.4 million, or $0.14 per share, for the comparable quarter of 2004. Included in the results for 2004 is a charge for additional depreciation of $5.7 million ($0.28 per share) relating to the Company’s change in the estimated useful lives of certain depreciable assets, principally carpet, to more closely approximate their current economic lives based on recent experience. Also included in the second quarter 2004 results is income from discontinued operations of $543,000, which is net of an impairment charge of $272,000. Net income for the quarter ended June 30, 2005 includes a $171,000 gain on involuntary conversion relating to insurance proceeds received in connection with a fire at one of the Company’s apartment communities.
Funds From Operations (“FFO”) for the second quarter of 2005 was $9.3 million, or $0.45 per share, compared to $8.3 million, or $0.41 per share, for the second quarter last year. FFO for 2004 was adversely affected by the $272,000 impairment loss referred to above. The Company computes FFO in a manner consistent with the definition adopted by NAREIT (The National Association of Real Estate Investment Trusts) and considers FFO to be its primary supplemental performance measure. A reconciliation of FFO to net income is included in the accompanying Financial Highlights table.
Net operating income for the second quarter of 2005 increased by $1,149,000, or 6.3%, compared with the second quarter of 2004. During the current quarter, rental revenues grew by $1,818,000, or 5.8%, over the prior year as a result of a 6.2% increase in average rental rates. Occupancy was 92.5% for the second quarter of 2005 versus 92.7% last year. On a sequential quarterly basis, occupancy grew by 60 basis points from the first quarter of 2005. During the second quarter, operating expenses grew by $669,000, or 5.1%, over the prior year.
The Town and Country Trust
300 East Lombard Street, Suite 1700 • Baltimore, Maryland 21202
410-539-7600 • fax 410-547-0789
www.tctrust.com

Results for the Six Months Ended June 30, 2005
For the six months ended June 30, 2005, the Company reported net income of $4.8 million, or $0.28 per share, compared to a net loss of $1.6 million, or $0.10 per share, reported for last year. Included in the results for 2004, is the charge for additional depreciation of $5.7 million ($0.28 per share) recorded in the second quarter. The net loss for the six months ended June 30, 2004 also included a $630,000 loss from discontinued operations, which is net of an impairment charge of $1,672,000.
FFO for 2005 was $17.6 million, or $0.86 per share, compared to $14.6 million, or $0.74 per share, for last year. FFO for 2004 was adversely affected by the $1,672,000 impairment loss referred to above. A reconciliation of FFO to net income is included in the accompanying Financial Highlights table.
Net operating income for the first six months of 2005 increased by $2,017,000, or 5.6%, compared with 2004. Rental income for the six months ended June 30, 2005, grew by $3,431,000, or 5.5%, primarily attributable to an average rental rate increase of 5.5%. Occupancy was 92.2% compared to 92.3% for last year. Operating expenses for the six months ended June 30, 2005 increased by $1,414,000, or 5.4%, over the prior year.
The Company had no acquisition activity in 2004 or the first six months of 2005. Accordingly, the operating results for the Company’s entire portfolio of 13,065 apartment homes represent results on a “same store” basis.
Additional information regarding the Company’s financial position and results, including selected market operating data, appears in the accompanying tables.
The Town and Country Trust is a multifamily real estate investment trust that owns and operates 38 apartment communities with 13,065 apartment homes in the Mid-Atlantic states and Florida.
Additional information regarding The Town and Country Trust can be found on the Trust’s web site at www.tctrust.com.
With the exception of historical information, the matters herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied. Examples of such factors that could result in such differences include but are not limited to: interest rate fluctuations; competition for tenants; changes in the Trust’s capacity to acquire additional apartment properties and any changes in the Trust’s financial condition or operating results due to an acquisition of additional apartment properties; local economic and business conditions, including without limitation, conditions which may affect public securities markets generally, the real estate investment trust industry, or the markets in which the Trust’s apartment properties are located, and other factors referred to in the Trust’s periodic and other reports filed with the Securities and Exchange Commission.
FOR FURTHER DETAILS CONTACT
THE TOWN AND COUNTRY TRUST:

Thomas L. Brodie	Alan W. Lasker	Joseph Calabrese (Investor Inquiries)
President and COO	Sr. Vice President and CFO	Financial Relations Board
The Town and Country Trust	The Town and Country Trust	(212) 827-3772
(212) 407-2161	(212) 407-2151
-Tables Follow

The Town and Country Trust
Financial Highlights
(In thousands, except per share data — unaudited)

	Three Months			Six Months
	Ended June 30,			Ended June 30,
	2005	2004	Change	2005	2004	Change

Revenues:
Gross rental income	$34,364	$32,381	6.1%	$68,141	$64,578	5.5%
Less: Vacancy and credit loss	2,740	2,418	13.3%	5,584	5,172	8.0%

Net rental income	31,624	29,963	5.5%	62,557	59,406	5.3%
Other rental revenue	1,491	1,334	11.8%	2,942	2,662	10.5%

Total rental revenues	33,115	31,297	5.8%	65,499	62,068	5.5%
Operating expenses:
Real estate taxes and insurance	3,173	3,234	-1.9%	6,449	6,480	-0.5%
Utilities	1,885	1,718	9.7%	4,349	3,931	10.6%
Repairs and maintenance	4,285	4,088	4.8%	8,049	7,547	6.7%
Marketing and advertising	1,289	1,200	7.4%	2,514	2,308	8.9%
Management expense	1,724	1,583	8.9%	3,466	3,327	4.2%
Other	1,461	1,325	10.3%	2,824	2,644	6.8%

Total operating expenses	13,817	13,148	5.1%	27,651	26,237	5.4%

Net operating income (NOI) (b)	19,298	18,149	6.3%	37,848	35,831	5.6%

Real estate depreciation	6,205	11,644	-46.7%	12,304	17,037	-27.8%
Interest expense	8,419	8,325	1.1%	16,691	16,306	2.4%
General and administrative expenses	1,321	1,316	0.4%	3,072	3,078	-0.2%
Other depreciation and amortization	232	284	-18.3%	456	548	-16.8%
Gain on involuntary conversion	(171)	—		(171)	—

Income (loss) before discontinued operations and minority interests (a)	3,292	(3,420)		5,496	(1,138)

(Income) loss allocated to minority interest from continuing operations	(414)	433		(691)	136

Income (loss) from continuing operations	2,878	(2,987)		4,805	(1,002)

Discontinued Operations:
Income from discontinued operations	—	894		—	945
Impairment of assets held for sale	—	(272)		—	(1,672)
(Income) loss allocated to minority interest from discontinued operations	—	(79)		—	97

Income (loss) from discontinued operations	—	543		—	(630)

Net income (loss)	$2,878	$(2,444)		$4,805	$(1,632)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.17	$(0.17)		$0.28	$(0.06)
Income (loss) from discontinued operations	—	0.03		—	(0.04)

Net income(loss)	$0.17	$(0.14)		$0.28	$(0.10)

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.17	$(0.17)		$0.28	$(0.06)
Income (loss) from discontinued operations	—	0.03		—	(0.04)

Net income (loss)	$0.17	$(0.14)		$0.28	$(0.10)

Weighted average common shares outstanding-basic	17,163	17,018		17,152	16,745
Dilutive effect of outstanding options and restricted shares	284	—		278	—

Weighted average common shares outstanding-diluted	17,447	17,018		17,430	16,745

Dividends declared per share	$0.43	$0.43		$0.86	$0.86

Funds from operations (b):
Net income (loss)	$2,878	$(2,444)		$4,805	$(1,632)
Income (loss) allocated to minority interest	414	(354)		691	(233)
Real estate depreciation	6,205	11,644		12,304	17,037
Gain on involuntary conversion	(171)	(558)		(171)	(558)

Funds from operations	$9,326	$8,288	12.5%	$17,629	$14,614	20.6%

Funds from operations per share:
Basic	$0.48	$0.43		$0.90	$0.76
Diluted	$0.45	$0.41	10.2%	$0.86	$0.74	16.2%
See accompanying Notes to Supplemental Information

The Town and Country Trust
Same Store Market Operating Data

				Three Months
	Three Months			Ended	Six Months
	Ended June 30,			March 31,	Ended June 30,
	2005	2004	Change	2005	2005	2004	Change

Property Operating Income ($000’s)
Rental revenue	$33,115	$31,297	5.8%	$32,384	$65,499	$62,068	5.5%
Operating expenses	13,817	13,148	5.1%	13,834	27,651	26,237	5.4%

Same Store net operating income (NOI)	$19,298	$18,149	6.3%	$18,550	$37,848	$35,831	5.6%

Rental Revenue ($000’s)
Baltimore	$12,132	$11,395	6.5%	$11,847	$23,979	$22,614	6.0%
Metropolitan Washington, DC
Northern Virginia	7,069	6,771	4.4%	6,843	13,912	13,374	4.0%
Maryland Suburbs	3,382	3,382	0.0%	3,318	6,700	6,619	1.2%
Pennsylvania	4,007	3,780	6.0%	3,914	7,921	7,559	4.8%
Orlando, Florida	2,129	1,938	9.9%	2,099	4,228	3,859	9.6%
Sarasota/Bradenton, Florida	1,877	1,722	9.0%	1,861	3,738	3,425	9.1%
Newark, Delaware	1,284	1,137	12.9%	1,266	2,550	2,266	12.5%
Palm Beach Gardens, Florida	1,235	1,172	5.4%	1,236	2,471	2,352	5.1%

Total	$33,115	$31,297	5.8%	$32,384	$65,499	$62,068	5.5%

Average Monthly Rent (net of concessions)
Baltimore	$864	$809	6.8%	$848	856	804	6.5%
Metropolitan Washington, DC
Northern Virginia	1,162	1,095	6.1%	1,149	1,156	1,091	6.0%
Maryland Suburbs	973	930	4.6%	962	967	930	4.0%
Pennsylvania	678	653	3.8%	671	675	651	3.7%
Orlando, Florida	770	714	7.8%	750	760	716	6.1%
Sarasota/Bradenton, Florida	798	755	5.7%	783	791	753	5.0%
Newark, Delaware	920	844	9.0%	897	909	861	5.6%
Palm Beach Gardens, Florida	945	898	5.2%	929	937	897	4.5%

Total	$889	$837	6.2%	$874	$881	$835	5.5%

Occupancy
Baltimore	91.2%	91.4%	-0.2%	90.2%	90.7%	91.4%	-0.7%
Metropolitan Washington, DC
Northern Virginia	93.0%	94.5%	-1.5%	91.3%	92.2%	93.8%	-1.6%
Maryland Suburbs	91.1%	94.5%	-3.4%	91.0%	91.1%	93.2%	-2.1%
Pennsylvania	91.5%	90.1%	1.4%	90.7%	91.1%	90.2%	0.9%
Orlando, Florida	95.4%	93.8%	1.6%	96.0%	95.7%	93.4%	2.3%
Sarasota/Bradenton, Florida	97.2%	94.6%	2.6%	98.2%	97.7%	94.8%	2.9%
Newark, Delaware	94.5%	92.0%	2.5%	96.7%	95.6%	90.0%	5.6%
Palm Beach Gardens, Florida	95.6%	93.3%	2.3%	97.0%	96.3%	94.3%	2.0%

Total	92.5%	92.7%	-0.2%	91.9%	92.2%	92.3%	-0.1%

Community Information

			% of
		Apartment	Total
	Communities	Homes	Portfolio

Market:
Baltimore	12	4,997	38.2%
Metropolitan Washington, DC
Northern Virginia	6	2,151	16.5%
Maryland Suburbs	4	1,236	9.5%
Pennsylvania	7	2,073	15.9%
Orlando, Florida	3	930	7.1%
Sarasota/Bradenton, Florida	3	742	5.7%
Newark, Delaware	2	488	3.7%
Palm Beach Gardens, Florida	1	448	3.4%

Total	38	13,065	100.0%

The Town and Country Trust
Summary Balance Sheets
(In thousands)

	June 30,	December 31,
	2005	2004

	(unaudited)
Assets:
Real estate, at cost	$832,180	$815,318
Accumulated depreciation	(282,231)	(271,984)

Net real estate assets	549,949	543,334
Other assets	20,304	18,750

Total assets	$570,253	$562,084

Liabilities and shareholders’ equity:
Mortgage debt	$434,788	$415,132
5.375% Convertible Senior Notes due 2023	74,750	74,750
Notes Payable	—	2,000
Other liabilities	17,135	16,893
Minority interest	5,364	6,592
Shareholders’ equity	38,216	46,717

Total liabilities and shareholders’ equity	$570,253	$562,084

Capitalization
June 30, 2005
(In thousands, except per share data)

			% of
		% of	Total	Interest
	Amount	Debt	Capitalization	Rate	Maturity

Debt:
Secured Fixed Rate:
Fannie Mae (c)	$340,000	66.7%		6.64%	April, 2008
Freddie Mac	33,175	6.5%		6.81%	April, 2009
Freddie Mac	17,334	3.4%		7.85%	Nov., 2009
Freddie Mac	24,279	4.8%		4.15%	April, 2007

Total secured fixed rate debt	414,788	81.4%	38.3%	6.55%

Secured Floating Rate:
Fannie Mae (c)	20,000	3.9%		4.18%	April, 2008

Total secured floating rate debt	20,000	3.9%	1.9%	4.18%

Total mortgage debt	434,788	85.3%	40.2%	6.35%

Unsecured:
5.375% Convertible Senior Notes due 2023	74,750	14.7%		5.38%	Aug., 2023

Total unsecured debt	74,750	14.7%	6.9%	5.38%

Total debt	$509,538	100.0%	47.1%	6.29%

Equity:
Common shares outstanding	17,572
Operating Partnership (OP) units	2,467

Total shares and OP units outstanding	20,039
Common share price at June 30, 2005	$28.51

Total equity capitalization, at market	$571,306		52.9%

Total market capitalization (debt and equity)	$1,080,844		100.0%

See accompanying Notes to Supplemental Information

The Town and Country Trust
Notes to Supplemental Information
(unaudited)

(a)	Minority interests represent certain limited partnership interests, equivalent to 2,467,000 shares.

(b)	Funds from operations (“FFO”) is computed as income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) excluding gains and losses from sales and involuntary conversions of operating properties, plus real estate depreciation. This computation of FFO is consistent with the formal definition promulgated by the National Association of Real Estate Investment Trusts (NAREIT). The reconciliation of FFO to Net income, the most directly comparable financial measure calculated in accordance with U.S. GAAP, is included in the Financial Highlights. Management generally considers FFO to be a useful measure for reviewing the comparative operating performance of the Trust between periods or as compared to other companies, without giving effect to real estate depreciation and amortization, which assumes that the value of real estate diminishes predictably over time and which can vary among owners of similar assets based upon historical cost and useful life estimates.

The Company uses net operating income (NOI) to measure the operating results of its communities and to compare the operating performance of single assets or groups of assets. The Company defines NOI as property rental income less property operating expenses and does not include depreciation and amortization, interest expense, general and administrative expenses, separation expense, discontinued operations, or gains/losses on sales and involuntary conversions of properties. Accordingly, this performance measure is not intended as a replacement for net income determined in accordance with U.S. generally accepted accounting principles. NOI is widely used by management and investors in the real estate industry in connection with the valuation of income-producing real estate and as a supplemental measure of operating performance. NOI measures presented by the Company may not be comparable to other similarly titled measures of other companies. A reconciliation of NOI to Net Income is included in the Financial Highlights.

FFO and NOI should not be considered alternatives to net income as a measure of performance nor do they represent cash generated from operating activities in accordance with U.S. GAAP and, therefore, they should not be considered indicative of cash available to fund cash needs.

(c)	The information shown for this debt gives effect to two interest rate swap agreements in the aggregate notional amount of $40 million, which have the effect of fixing the interest rate on this amount of debt at approximately 4.64% through April 2007.